UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard, 4th Floor

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of CareDx, Inc. (the “Company”) has appointed Keith Kennedy, as the Company’s Chief Operating Officer, effective September 12, 2024 (the “Effective Date”).

Mr. Kennedy, age 54, has served as the Chief Financial Officer at PharmaLogic Holdings, Inc., since April 2022. Mr. Kennedy previously served with Veracyte, Inc. from December 2016 to May 2021, where he served as Chief Operations Officer, Chief Financial Officer, and Secretary. Prior to Veracyte, Mr. Kennedy held key executive positions at MCG Capital as President and Chief Executive Officer, at Arlington Capital Partners as Healthcare Executive-in-Residence, and at GE Capital as Managing Director. Mr. Kennedy received a B.S. in Accounting from Indiana University Bloomington in 1992 and an M.B.A. from William & Mary – Raymond A. Mason School of Business in 1995.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Kennedy. Mr. Kennedy was not selected to serve as the Company’s Chief Operating Officer pursuant to any arrangement or understanding with any person.

In connection with his appointment, on July 27, 2024, Mr. Kennedy and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Kennedy’s initial annualized salary will be $575,000, and he will be eligible to receive an annual performance bonus of up to 60% of his base salary (which will be pro-rated for 2024). Mr. Kennedy will also be eligible for reimbursement of relocation expenses during the first twelve months of his employment not to exceed $100,000. Mr. Kennedy’s employment will be on an “at will” basis.

In connection with his appointment and as provided in the Offer Letter, Mr. Kennedy was granted on the Effective Date (i) an option to purchase shares of the Company’s common stock (the “Inducement Option”), having a grant date fair value of $2,000,000, which option will vest over four years, with 25% of the total number of shares subject to the Inducement Option vesting on the one-year anniversary of the Effective Date and 1/48th of the total number of shares subject to the Inducement Option vesting at the end of each calendar month thereafter, and (ii) an award of restricted stock units (the “Inducement RSUs”), having a grant date value of $2,000,000, which will vest in four equal, annual installments beginning with the one-year anniversary of the Effective Date, in each case subject to Mr. Kennedy’s continued services to the Company on each vesting date, except as otherwise provided in the Change of Control and Severance Agreement (as defined below). The Inducement Option and the Inducement RSUs were inducements material to Mr. Kennedy agreeing to enter into employment with the Company and Mr. Kennedy has not previously been an employee or director of the Company.

In connection with Mr. Kennedy’s appointment, the Company also entered into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”) with Mr. Kennedy that will remain in effect for so long as Mr. Kennedy remains employed by the Company. Pursuant to the Change of Control and Severance Agreement, if within three months prior to, or twelve months following, a “change of control” (as defined in the Change of Control and Severance Agreement) (such period, the “Change of Control Period”), the Company or its successor terminates Mr. Kennedy’s employment without Cause or Mr. Kennedy resigns for Good Reason, Mr. Kennedy will be entitled to (a) a lump sum payment equal to twelve months of Mr. Kennedy’s annual base salary (at the greater of the rate in effect immediately prior to the change of control or the rate in effect immediately prior to the date of such termination), (b) acceleration of vesting with respect to 100% of any unvested equity awards (with any performance criteria being deemed achieved at target levels for the relevant performance period(s)), (c) a lump sum payment equal to 100% of Mr. Kennedy’s annual bonus (equal to the greater of target bonus in effect for the fiscal year in which the change of control occurs or the target bonus in effect for the fiscal year in which the termination occurs) and (d) reimbursement of COBRA premiums for Mr. Kennedy and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Kennedy becomes covered under a similar plan. Pursuant to the Change of Control and Severance Agreement, if the Company or its successor terminates Mr. Kennedy’s employment without Cause or Mr. Kennedy resigns for Good Reason outside of the Change of Control Period, Mr. Kennedy will be entitled to (i) twelve months’ severance based on Mr. Kennedy’s annual base salary payable in accordance with the Company’s normal payroll, (ii) reimbursement of COBRA premiums for Mr. Kennedy and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Kennedy becomes covered under a similar plan and (iii) if such termination occurs prior to the one year anniversary of Mr. Kennedy’s start date, acceleration of vesting with respect to a pro-rated portion of the equity awards granted to Mr. Kennedy in connection with his initial appointment, based on the number of days that elapsed since his start date (but for the avoidance of doubt, only with respect to the initial 25% cliff vesting tranches otherwise scheduled to vest on the one year anniversary of Mr. Kennedy’s start date). Payment of the foregoing under the Change of Control and Severance Agreement is conditioned upon execution of a separation agreement and release of claims in favor of the Company. All terms used in this paragraph and not defined in this Current Report on Form 8-K shall have the meanings set forth in the Change of Control and Severance Agreement.

In connection with his employment, Mr. Kennedy also entered into a Confidential Information, Invention Assignment, Non-Competition, and Arbitration Agreement (the “CIIA Agreement”) with the Company, which includes indefinite confidentiality provision, invention assignment, non-compete covenants during his employment (and for twelve months thereafter, unless he is based in California), non-solicit covenants during his employment and for twelve months thereafter, and an agreement to arbitrate all employment-related disputes.

The foregoing descriptions of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the appointment of Mr. Kennedy as the Company’s Chief Operating Officer and the appointment of Jessica Meng as the Company’s Chief Commercial Officer, the Company reached an agreement with Alexander Johnson, the Company’s President of Patient and Testing Services, pursuant to which Mr. Johnson’s employment concludes effective as of September 13, 2024 and that such separation will be treated as a termination by the Company without “cause” for purposes of the various agreements in place between the Company and Mr. Johnson. The Company and Mr. Johnson are currently negotiating the terms of his separation and consulting arrangement that will be finalized at a later date.

Item 8.01	Other Events.

On September 12, 2024, the Company issued a press release announcing the appointment of Mr. Kennedy as the Company’s Chief Operating Officer. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated July 27, 2024, between CareDx, Inc. and Keith Kennedy.

10.2	Change of Control and Severance Agreement, dated July 27, 2024, between CareDx, Inc. and Keith Kennedy.

10.3	Confidential Information, Invention Assignment, Non-Competition, and Arbitration Agreement, dated July 27, 2024, between CareDx, Inc. and Keith Kennedy.

99.1	Press release dated September 12, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024	CAREDX, INC.

	By:	/s/ John Hanna
John Hanna
Chief Executive Officer